UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2002

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515.

ITEM 5. Other Events

On August 15, 2002, Puget Energy’s utility subsidiary, Puget Sound Energy (PSE) announced a negotiated settlement of the remaining gas general rate case issues with key customer groups, the Washington Utilities and Transportation Commission (Washington Commission) Staff and the Attorney General’s Public Counsel Section.

As a result of resolving gas and electric cost allocations, collecting certain costs through a rider rather than through general rates, reflecting the 8.76% allowed rate of return, adjusting revenues to more appropriately recover certain costs, and a $4 million revenue reduction, the Company has agreed to a negotiated settlement that, if approved by the Washington Commission, is expected to result in a gas general rate increase of 5.8% or $35.6 million.

The settlement is expected to produce financial results consistent with Puget Energy’s previously announced earnings guidance of $1.15 to $1.20 per share for 2002 and $1.75 to $1.90 per share in 2003. The Washington Commission is expected to rule on the settlement agreement by the end of August 2002 with an effective date of September 1, 2002. Attached, as Exhibit 99.1, is the press release announcing the settlement.

On March 20, 2002, Puget Energy and PSE jointly filed a Form 8-K disclosing a settlement agreement that resolved three of the four significant financial issues in the Company’s electric and gas general rate case filings of November 26, 2001. The two important gas general rate case financial issues resolved by the settlement at that time were the equity capital ratio and the return on equity. The March 20, 2002 stipulation included a revised gas general rate increase of 9.14% or $56.2 million.

On June 20, 2002, the Company also jointly filed a Form 8-K disclosing the approval of the electric and gas allocation issues and the establishment of an 8.76% overall return on capital.

ITEM 7. Exhibits

Exhibit 99.1 — Puget Sound Energy’s press release announcing the settlement of the gas general rate case.

Cautionary Statement: Certain statements contained in this Current Report on Form 8-K are “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, among which include statements regarding estimates of earnings per share and revenue, and the expected impact on the Company of the settlement agreement. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will likely result,” “will continue” or similar expressions. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others; the timing of the approval of the gas general rate case; governmental policies and regulatory actions, including those of the FERC and the Washington Commission, financings, industry and rate structures, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased energy and other capital investments, and present or prospective wholesale and retail competition; the recent bankruptcy filing by Enron Corporation and related events, which may affect the regulatory and legislative process in unpredictable ways; weather, which can have a serious impact on PSE’s ability to procure adequate supplies of gas, fuel or purchased power to serve its customers and on the cost of procuring such supplies; hydroelectric conditions, which can have a serious impact on electric capacity and PSE's ability to generate electricity; wholesale energy prices; industrial, commercial and residential growth and demographic patterns in the service territories of PSE; and the ability of Puget Energy and PSE to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt. More information about these and other factors that potentially could affect Puget Energy's and PSE's financial results is included in the companies' Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Form 10-Q for the first quarter of 2002 and in their other public filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ Donald E. Gaines
Donald E. Gaines
Vice President Finance & Treasurer

Date: August 16, 2002